UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934



Date of Report:         February 13, 2003
                (Date of earliest event reported)



                    Allen Organ Company
   (Exact name of registrant as specified in its charter)



    Pennsylvania                 0-275            23-1263194
(State or other jurisdiction   (Commission      (IRS Employer
 of incorporation)             File Number)    Identification No.)


150 Locust Street, P.O. Box 36, Macungie, Pennsylvania  18062-0036
(Address of principal executive offices)                (Zip Code)



                        610-966-2200
          (Registrants telephone number, including area code)

Item 5    Other Events

Allen Organ Company (NASDAQ: AORGB) today announced that its subsidiary Eastern Research, Inc. has been named as a Selected Supplier to Harris Corporation, Government Communications System Division, Melbourne, FL. Eastern will supply its ISP Intelligent Switch Patch System to Harris for the FAA Telecommunications Infrastructure (FTI) Program.
The ISP will be deployed in a digital network services application for end-to-end diversity switching.

Harris announced in July, 2002 that it had been awarded a multi-year contract to integrate and modernize the FAA's Telecommunication Infrastructure. The FTI program will improve operations functions at more than 5,000 FAA facilities nationwide while reducing operating costs, enhancing network security, and improving telecommunications service performance, reliability, and quality.

Acting as FTI systems integrator and prime contractor, Harris is leading a team of top telecommunications companies.

Under the terms of the contract, the Harris team will consolidate the Leased Interfacility NAS Communications System, Data Multiplexing Network, Bandwidth Manager, and the National Aviation Data Interchange Network into an integrated telecommunications infrastructure. The team will replace more than 35,000 circuits, upgrade switching and routing services, improve network monitoring and control, implement a state of the art security system, and provide network engineering services.

About Eastern Research
Eastern Research Inc., an ISO 9001 certified company, designs and manufactures the DNX-1u Access Gateway, DNX Series of Multiservice Access Concentrators, TAS line of Test Access Systems, and a broad line of Internetworking and Tech Control products. Eastern's carrier-class solutions enable service providers worldwide to reduce operational infrastructure costs while increasing network reliability and service. Additional information is available at http://www.erinc.com



                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                     ALLEN ORGAN COMPANY

Date:  February 13, 2003         /s/ STEVEN MARKOWITZ
                                 Steven Markowitz, President